                                                                      EXHIBIT 11.1

                                       CELL ROBOTICS INTERNATIONAL, INC.
                                         Calculation of Loss Per Share
                                 For the Twelve Months Ended December 31, 1996
                                                                 Days      Days
                                                   Number of     Out-     In The  Weighting   Weighted
Date      Description                               Shares     standing   Period   Factor      Shares
-------   -------------------------------         -----------  --------   ------  --------- ------------
1/1/96    Beginning balance                        3,825,914      366      366     1.0000     3,825,914
2/12/96   Issuance of shares for asset
             acquisition                              17,500      324      366     0.8852        15,492
7/15/96   Exercise of warrants                        80,000      170      366     0.4645        37,158
8/15/96   Exercise of warrants                        10,000      139      366     0.3798         3,798
9/15/96   Exercise of warrants                     1,060,000      108      366     0.2951       312,787
10/7/96   Issuance of shares at $1.75 per
            share                                     10,000      86       366     0.2350           2,350
                                                 -----------                                -----------
12/31/95  Ending balance                           5,003,414                                  4,197,499
          Net loss for the twelve months
            ended December 31, 1996                                                           1,544,090
          Net loss per share                                                                     (0.37)

                                       CELL ROBOTICS INTERNATIONAL, INC.
                                         Calculation of Loss Per Share
                                 For the Twelve Months Ended December 31, 1995
                                                                 Days      Days
                                                   Number of     Out-     In The  Weighting   Weighted
Date      Description                               Shares     standing   Period   Factor      Shares
-------   -------------------------------         -----------  --------   ------  --------- ------------
1/1/95    Beginning balance                        1,159,518      365      365     1.0000    1,159,518
2/23/95   Forfeiture of shares                     (491,499)      312      365     0.8548     (420,131)
2/23/95   Issuance of shares to stockholders
            of Intelligent Financial Corp.           300,008      312      365     0.8548      256,445
2/23/95   Sale of shares at $1.00 per share          105,000      312      365     0.8548       89,753
3/20/95   Sale of shares at $1.00 per share           75,000      287      365     0.7863       58,973
4/21/95   Sale of shares at $1.00 per share           75,000      255      365     0.6986       52,397
4/28/95   Sale of shares at $1.00 per share           25,000      248      365     0.6795       16,986
7/7/95    Sale of shares at $1.00 per share           10,000      178      365     0.4877        4,877
7/13/95   Sale of shares at $1.00 per share           25,000      172      365     0.4712       11,781
7/28/95   Sale of shares at $1.00 per share           65,000      157      365     0.4301       27,959
8/31/95   Sale of shares at $1.25 per share        1,360,000      123      365     0.3370      458,301
9/11/95   Issuance of shares to a shareholder        177,887      112      365     0.3068       54,585
9/19/95   Sale of shares at $1.25 per share          940,000      104      365     0.2849      267,836
                                                 -----------                                -----------
12/31/95  Ending balance                           3,825,914                                 2,039,280
          Net loss for the twelve months
            ended December 31, 1995                                                          1,351,150
          Net loss per share                                                                     (0.66)